                                                                    Exhibit 99.1

                      II. VALUATION AND QUALIFYING ACCOUNTS

Allowance for Doubtful Accounts (in millions)


                     Balance at        Additions                                Balance at
                    Beginning of       Charged to                                 End of
                      Period       Cost and Expenses   Deductions    Other        Period
                    ======================================================================

December 31, 2002      $18.3           $2.6 (a)        $(3.2)(b)    $ 0.4 (c)     $18.1
                    ======================================================================
December 31, 2001      $25.1           $1.9 (a)        $(7.0)(b)    $(1.7)(d)     $18.3
                    ======================================================================
December 31, 2000      $31.5           $1.0 (a)        $(4.4)(b)    $(1.0)(c)     $25.1
                                                                    $(2.0)(d)
                    ======================================================================

(a) Provision charged to earnings.
(b) Accounts written-off.
(c) Adjustments from translating at current exchange rates.
(d) Adjustments to provision credited to income.